FOR IMMEDIATE RELEASE

Contact:	Chris D. Sammons Vice President, Investor Relations & Corporate Communications 225.932.2500

SHAW ANNOUNCES CONFERENCE CALL
TO DISCUSS RECENT EVENTS AND A COMPANY UPDATE

Baton Rouge, Louisiana, April 4, 2007 - The Shaw Group Inc. (NYSE: SGR) today announced that it will host a conference call to discuss recent events and a company update including:

• expected delay in reporting second quarter fiscal 2007 results by 45 to 90 days

• an expected restatement of financial results for first quarter fiscal 2007

• change in independent auditors, effective immediately

• estimated backlog of over $11 billion, as of February 28, 2007

• estimated operating cash flow for second quarter of approximately $31 million

• the Company’s updated guidance for estimated results.

The conference call to discuss these and other matters is scheduled for tomorrow, Thursday, April 5, 2007 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) and will be hosted by Mr. J.M. Bernhard, Jr., Chairman, President and Chief Executive Officer and Mr. Robert L. Belk, Jr., Executive Vice President and Chief Financial Officer. A live audio webcast of the conference call will be available on the Investor Relations page of The Shaw Group’s web site at www.shawgrp.com. A replay of the call will be available via the Company’s website approximately one hour after the call has been completed. You may also access a replay by dialing (800) 633-8284 and using the reservation number: 2133-6059.

The Shaw Group Inc. is a leading global provider of engineering, procurement, construction, technology, maintenance, fabrication, manufacturing, consulting, remediation, and facilities management services for government and private sector clients in the energy, chemical, environmental, infrastructure and emergency response markets. Headquartered in Baton Rouge, Louisiana, with nearly $5 billion in annual revenues, Shaw employs approximately 21,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region.  For further information, please visit Shaw’s website at www.shawgrp.com.

 The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans,” or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be those anticipated by the Company.  These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors.  Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s web-site under the heading “Forward-Looking Statements”.  These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw.  For more information on the company and announcements it makes from time to time on a regional basis visit our web site at www.shawgrp.com.

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